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                                                                    EXHIBIT 10.1


                      AMENDMENT TO STOCK PURCHASE DOCUMENTS


         This Amendment to Stock Purchase Documents (this "Agreement") is made to be effective as of July 28, 2000 among Fresh America Corp., a Texas corporation ("Fresh"), and Sam Perricone, Sr., Henry Beyer, and the Sam Perricone Children's Trust (collectively "Sellers").

                                    RECITALS

         This Agreement is made with reference to the following facts, which are acknowledged and adopted by the parties as a material part of this Agreement:

         A. On October 30, 1998, Fresh and Sellers entered into a Stock Purchase Agreement (the "Stock Purchase Agreement), which includes a main agreement with many exhibits, notes, schedules, appendices, and related agreements (collectively the "Stock Purchase Documents") by which, among other things, Fresh purchased all of the outstanding capital stock of Sam Perricone Citrus Company, a California corporation ("Perricone Citrus").

         B. As part of the consideration given by Fresh for the purchase of the capital stock pursuant to the Stock Purchase Documents, Fresh executed and delivered three Promissory Notes, in the aggregate amount of $3,500,000 (the "Original Notes").

         C. Subsequent to the closing under the Stock Purchase Documents, the parties have engaged in discussions relating to their respective promises, representations and performances under the Stock Purchase Documents, and the parties now desire to adjust the amount and terms of the Original Notes, among other things, as set forth herein.

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and in consideration of the releases, and payments to be made hereby, the parties further agree as set forth hereinbelow.


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                                    AGREEMENT

         1. The parties agree that the Original Notes will be amended and restated and will be marked "cancelled" and returned by Sellers to Fresh. Fresh will execute and deliver to each Seller a new Amended and Restated Promissory
Note in the form set forth as Exhibit A to this Agreement (collectively, the "New Notes"), which New Notes provide, among other things, the following:

       1.1 Payment of an aggregate sum of $1,500,000, in aggregate amounts payable as follows:

              (a) $100,000, on the first business day after the effective date of this Agreement;

              (b) 24 monthly payments of $37,500 due on the first day of each calendar month commencing September 1, 2000 and continuing thereafter until August 1, 2002;

              (c)    $350,000 payable on January 1, 2002;

              (d)    $150,000, payable on August 1, 2002;

              (e) Interest will accrue on the unpaid principal balance at the rate of 10% per annum, but will be cancelled if each payment above is made in a timely manner as set forth in each New Note; and

              (f) The individual New Notes will be prorated so that the above aggregate amounts are paid, as they become due, in the following proportions: Sam Perricone, Sr. -35%, Sam Perricone Childrens' Trust- 35%, and Henry Beyer -30%.

         1.2 The amounts due under the New Notes will not be withheld, excused or offset by Fresh for any amounts due, or claimed to be due, to Fresh from Sellers for indemnification or other claims based on duties arising from or breaches of the Stock Purchase Documents.

         2. Within five business days of the effective date of this Agreement, Fresh will cause to be delivered to the Sellers warrants in the form set forth as Exhibit B for the issuance of an aggregate of 300,000 shares of common stock of Fresh (collectively, the "Warrants"). The Warrants will have an exercise price of $2.50 and a duration of seven years. The shares of Fresh common stock to be issued pursuant to the Warrants shall also be prorated to each of the Sellers as follows: Sam Perricone, Sr. - 105,000 shares; the Sam Perricone Children's Trust - 105,000 shares; and Henry Beyer - 90,000 shares.



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         3. Fresh America shall register the shares of Fresh common stock to be issued upon exercise of the Warrants on a shelf registration statement on Form S-3 as promptly as practicable. As set forth in the Warrants, (a) Fresh will have the right to delay any such registration for up to 120 days upon a certification by Fresh that the registration would materially and adversely affect Fresh or if Fresh is engaged in an underwritten public offering; and (b) each Seller shall provide Fresh with written notice at least 72 hours prior to any proposed sale under the shelf registration statement and, at Fresh's request, will delay such sale for up to 45 days if necessary to insure that the disclosure in the shelf registration statement is current. All expenses related to registration in connection with such registration rights (except underwriting discounts and commissions) will be borne by Fresh, to the extent allowable under applicable laws and regulations.

         4. The parties agree and acknowledge that the Sublease Agreement, dated November 12, 1998, by and between Perricone Citrus, a wholly-owned subsidiary of Fresh, and GB & P Citrus Company, Inc., a California corporation owned by Sellers ("GB&P"), for Bay numbers 111, 112 and 113 in the Los Angeles Wholesale Produce Market, will be extinguished and no longer of force and effect as of August 1, 2000. The parties will, and will cause Perricone Citrus and GB&P to, cooperate in achieving and documenting the extinguishment of such Sublease Agreement. The parties acknowledge that the current third party subtenant of Fresh occupying such Bay numbers 111, 112 and 113 will at all times hereafter attorn to and pay rent directly to GB & P.

         5. It is the intention of the parties that to the extent that the provisions of this Agreement, the New Notes, the Warrants, and any other documents prepared in connection with this Agreement, contradict, neutralize or are inconsistent with any provisions of the Stock Purchase Documents, that the provisions of this Agreement, the New Notes, the Warrants and the documents created in relation to this Agreement shall govern, supersede, modify, replace, and be superior. Except as expressly modified and superseded by this Agreement, the New Notes, the Warrants and the documents created in relation to this Agreement, the terms and provisions of the Stock Purchase Documents are hereby ratified and confirmed by the parties and shall continue in full force and effect. Each of the parties agrees that the Stock Purchase Documents, as amended and modified hereby, shall continue to be legal, valid, binding and enforceable in accordance with their terms.

         6. In consideration of this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Fresh, together with any entity directly or indirectly controlled by or under common control with Fresh hereby releases, acquits and forever discharges each of the Sellers, together with any entity controlled by any Seller, from and for any and all liability arising from any claim or cause of action whether choate or inchoate, known or unknown, which it now has or has had, under, or arising out of: (a) Sections 2.8, 2.10, 2.21, 2.24 or 2.26 of the Stock Purchase Agreement; (b) all of the facts, allegations, contentions, conclusions, inferences, theories or hypothesis set forth in the Status Report, April 2000, prepared by David Bates of Bates & Bates Chartered Accounts as of April 24, 2000, including, without limitation, any breaches or claimed breaches of the Stock Purchase Agreement based upon the facts, allegations, contentions, conclusions, inferences, theories or hypothesis set forth in such report; and
(c) Perricone Citrus's cost of freight for incoming produce for 1999 as


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compared to prior years, including, without limitation, any breaches or claimed breaches of the Stock Purchase Agreement based upon such cost of freight. As of the date hereof, Fresh has no actual knowledge of any material breaches of the Stock Purchase Agreement, except as set forth in the foregoing clauses (a), (b) and (c).

         7. In consideration of this Agreement, the New Notes, the Warrants and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers, together with any entity directly or indirectly controlled by any Seller hereby release, acquit and forever discharge Fresh, any entity directly or indirectly controlled by or under common control with Fresh and all directors, officers, agents and employees of Fresh or any such entity from and for any and all liability arising from any claim or cause of action, whether choate or inchoate, known or unknown, which it now has or ever has had, under, or arising out of the Original Notes.

         8. This Agreement shall be binding upon third parties, successors, assigns, heirs, parents, subsidiaries, lenders, partners, spouses, and the promises and representations made herein shall survive the execution of this Agreement.




                          -----------------------------------------------------
                          Sam Perricone, Sr., in his individual capacity


                          -----------------------------------------------------
                          Henry Beyer, in his individual capacity


                          SAM PERRICONE CHILDRENS' TRUST


                          -----------------------------------------------------
                          Paul Golub, as Trustee


                          FRESH AMERICA CORP.


                          By:
                             --------------------------------------------------
                          Name:
                               ------------------------------------------------
                          Title:
                                -----------------------------------------------





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                                    EXHIBIT A

                                Form of New Notes


                                 (See Attached)



























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                                    EXHIBIT B

                                Form of Warrants


                                 (See Attached)


























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